Exhibit 10.1

U.S. SMALL BUSINESS ADMINISTRATION Office of Investment & Innova tion 409 Third St reet,S.W.-Suite 6300 Washington, DC 20416 COMMITMENT LETTER License No. 05/05-5134 Mr. Alex Travis Medallion Capital, Inc. 3000 W. County Road 42, Suite 301 Burnsv ille, MN 55337 Dear Mr. Travis, The Small Business Administration (“SBA”) is hereby committing to reserve Leverage (as defined in 13 CFR I 07.50) in the form of debentures in an amount equal to $25,000,000 to be issued by Medallion Capital, Inc. (the “Company”) on or prior to September 30.2024, subject to the terms and conditions set forth in this Commitment Letter and in 13 CFR I 07.1200-1240. As used herein, terms that are defined in 13 CFR Part 107 shall have the meanings assigned to them therein. SBA may lim it the amounts that may be drawn each year under this Commitment Letter. Each issuance of Leverage under this Commitment Letter is conditioned upon the Company’s creditworthiness (as determined by SBA) and the Company’s full compliance (as determined by SBA) with each of the other tenns and conditions set forth in 13 CFR I 07.1200-1240 This Commitment Letter shall terminate automatically at 5:00P.M. Eastern Time on September 30.2024. You must pay to SBA a non-refundable leverage fee in the amount of $250,000 by the earlier of the date that you apply to SBA to draw funds under this Commitment Letter, or thirty days from the date of this letter. The remaining portion of the leverage fee, in the amount of $500.000, will be deducted, pro rata, as commitment proceeds are drawn down. By its acceptance of this Commitment Letter, the Company agrees to pay, indemnify and hold SBA harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of this Commitment Letter. This Commitment Letter is subject to the provisions of Part I 07 of Title 13 of the Code of Federal Regulations, including without limitation 13 CFR I 07.1200-1240, which are incorporated herein by reference.

This Commitment Letter has been issued in reliance upon the written representations and certifications made by the Com pany to SBA in connection with its application for a commitment. This Commitment Letter shall be governed by, and construed in accordance with, federal law. Please sign and date the Commitment Letter with blue ink and email a scanned PDF copy to your Financial Analyst, Lawrence K. Baltimore by the earlier of the date that you apply to SBA to draw funds under this Commitment Letter, or thirty days from the date of this letter. You must retain a copy of the signed Commitment Letter for you r records pursuant to 13 CF R I 07.600. U.S. Small Business Administration Agreed and Accepted: Medallion Capital, Inc. By: Date By: Christopher L. Weaver Christopher L. Weaver Acting Associate Administrator Office of Investment a nd Innovation